Exhibit 10.4

BACKSTOP PURCHASE AGREEMENT

This BACKSTOP PURCHASE AGREEMENT (this “Agreement”), dated as of October 3, 2022, is made by and among Molekule, Inc., a Delaware corporation (the “Company”), Foundry Group Next, L.P. (“Foundry” or the “Backstop Purchaser”), and AeroClean Technologies, Inc., a Delaware corporation (the “Parent”).

WHEREAS, on October 3, 2022, the Parent, Air King Merger Sub Inc., a Delaware corporation (“Merger Sub”), and the Company entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which the Parent and the Company intend to effect a merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Parent, in accordance with the Delaware General Corporation Law (the “Merger”);

WHEREAS, in order to induce the Parent to enter into the Merger Agreement and consummate the Merger, as a condition to closing under the Merger Agreement, the Company has agreed, promptly following the execution of the Merger Agreement, to conduct a rights offering (the “Rights Offering”) in which the Company will use its commercially reasonable best efforts to raise up to $7 million from its existing stockholders in the form of Series 1 Preferred Stock;

WHEREAS, in order to facilitate the Rights Offering, the Backstop Purchaser, the Company and the Parent wish to enter into this Agreement, pursuant to which and upon the terms and subject to the conditions set forth herein, to the extent that shareholders of the Company do not purchase and fund at least $7 million in the Rights Offering, the Backstop Purchaser shall irrevocably agree to purchase securities offered by the Company in the Rights Offering, on the terms and conditions set forth in this Agreement, in an amount equal to the difference between $7 million and the amount purchased in the Rights Offering by other shareholders of the Company, but in no event shall the Backstop Purchaser be required to purchase more than $5 million of securities of the Company in the Rights Offering.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1.            Rights Offering. On the terms and subject to the conditions set forth herein, promptly following the execution of the Merger Agreement, the Company shall conduct the Rights Offering in which the Company will use its commercially reasonable best efforts to raise up to $7 million from its existing stockholders in the form of Series 1 Preferred Stock offered at the Original Issue Price of the Series 1 Preferred Stock that is stated in the Company’s Restated Certificate of Incorporation dated May 19, 2022. The Company shall conduct the Rights Offering in accordance with all applicable laws, rules and regulations and shall obtain as promptly as possible following the execution of the Merger Agreement any third party consents necessary in order to consummate the Rights Offering. The Company shall not distribute any documentation to its shareholders in connection with the Rights Offering unless the Parent has been given a reasonable opportunity to review and comment on the documentation.

2.	Requirement to Purchase Shares; Fees and Expenses.

(a)            Upon the terms and subject to the conditions set forth in this Agreement, the Backstop Purchaser hereby irrevocably agrees that, to the extent that stockholders of the Company do not purchase and fund at least $7 million in the Rights Offering, the Backstop Purchaser shall purchase the securities offered by the Company in the Rights Offering, on the terms and conditions set forth in this Agreement, in an amount equal to the difference between $7 million and the amount purchased in the Rights Offering by other stockholders of the Company, provided, however, that in no event shall the Backstop Purchaser be required to purchase more than $5 million of securities of the Company in the Rights Offering.

(b)            The consummation of the Rights Offering, and the purchase of securities in the Rights Offering by the Backstop Purchaser, shall occur as promptly as possible following the execution of the Merger Agreement, but in no event shall the Rights Offering and the purchase by the Backstop Purchaser close on a date later than the date the SEC declares the registration statement on Form S-4 related to the Merger to be effective.

(c)            The Company hereby agrees and undertakes to notify the Backstop Purchaser as promptly as practicable and, in any event, by 10:00 a.m., Eastern Time, on the first Business Day after the date that Company stockholders are required to return their executed documentation to participate in the Rights Offering, by electronic or facsimile transmission, of the dollar amount of securities subscribed for by the Company’s stockholders in the Rights Offering.

(d)            The Backstop Purchaser shall have the right to arrange for one or more of its Affiliates (each, an “Affiliated Purchaser”) to purchase all or any portion of the securities required to be purchased by the Backstop Purchaser hereunder, on the terms and subject to the conditions in this Agreement, by written notice to the Company at least one (1) Business Day prior to scheduled closing date of the Rights Offering, which notice shall be signed by the applicable Backstop Purchaser and each Affiliated Purchaser and shall contain a confirmation by the Affiliated Purchaser of the accuracy with respect to it of the representations set forth in Section 3. In no event will any such arrangement relieve the Backstop Purchaser of its obligations under this Agreement. The term “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

(e)            In connection with the closing, the Company shall deliver to the Backstop Purchaser and any Affiliated Purchaser all relevant agreements, documents, and other closing deliverables similar to those the Backstop Purchaser received at closing for its participation in the Company’s Series 1 Preferred Stock financing that occurred on or about May 19, 2022.

(f)            The closing of the purchase of the securities to be purchased in the Rights Offering and, if necessary, the purchase of the securities to be purchased by the Backstop Purchaser or its Affiliated Purchasers hereunder will occur no later than the date on which the SEC declares the registration statement on Form S-4 related to the Merger to be effective (such closing date, the “Closing Date”). Delivery of the securities will be made by the Company on the Closing Date to the account of the Backstop Purchaser (or to such other accounts, including the account of an Affiliated Purchaser, as the Backstop Purchaser may designate in accordance with this Agreement) against payment by the Backstop Purchaser of the purchase price therefor by wire transfer of immediately available funds to the account designated in writing by the Company.

(g)            All securities purchased by the Backstop Purchaser will be delivered with any and all issue, stamp, transfer, sales and use, or similar taxes or duties payable in connection with such delivery duly paid by the Company.

(h)            The Company shall pay all of its own fees and expenses associated with the Rights Offering, including, without limitation, fees and expenses of counsel to the Backstop Purchaser in an amount not to exceed $35,000, and the fees and expenses of counsel to the Company and the costs associated with clearing the securities offered in the Rights Offering for sale under applicable state securities laws.

(i)            The Parent shall not be required to distribute an information statement to its stockholders under the terms of the Merger Agreement until the Rights Offering has been consummated and the Company has received at least $5 million in cash pursuant to the Rights Offering (whether from the Backstop Purchaser pursuant to this Agreement or otherwise).

3.            Representations and Warranties of the Backstop Purchaser. The Backstop Purchaser individually represents and warrants and agrees with the Company and the Parent as set forth below. Each such representation, warranty and agreement is made as of the date hereof and as of the Closing Date.

(a)            Organization. The Backstop Purchaser has been duly organized and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its incorporation.

(b)            Power and Authority. The Backstop Purchaser has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization of this Agreement.

(c)            Execution and Delivery; Enforceability. This Agreement has been duly and validly executed and delivered by the Backstop Purchaser and constitutes a valid and binding obligation of the Backstop Purchaser, enforceable against the Backstop Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d)            No Registration. The Backstop Purchaser understands that the securities which may be issued to the Backstop Purchaser have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Backstop Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

(e)            Investment Intent. Except as provided in Section 2(d), the Backstop Purchaser is acquiring securities hereunder for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and the Backstop Purchaser will not sell, grant any participation in or otherwise distribute the same, except in compliance with applicable securities laws.

(f)            Securities Laws Compliance. The securities to be acquired by the Backstop Purchaser will not be offered for sale, sold or otherwise transferred by the Backstop Purchaser except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(g)            Sophistication. The Backstop Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company’s securities. The Backstop Purchaser understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the securities for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, the Backstop Purchaser acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

(h)            Legended Securities. The Backstop Purchaser understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company as may be necessary to record that the securities have not been registered under the Securities Act and that the securities may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.

(i)            No Conflict. The purchase of the Company’s securities by the Backstop Purchaser, the execution and delivery by the Backstop Purchaser of each of this Agreement and the performance of and compliance with all of the provisions hereof by the Backstop Purchaser, and the consummation of the transactions contemplated herein (i) will not conflict with or constitute a breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Backstop Purchaser or any of its subsidiaries pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which such Backstop Purchaser or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of such Backstop Purchaser or any of its subsidiaries is subject, except for such conflicts, breaches, liens, charges or encumbrances as would not, individually or in the aggregate, prohibit, materially delay or materially and adversely effect the Backstop Purchaser’s performance of its obligations under this Agreement, (ii) will not result in any violation of the provisions of the organizational documents of the Backstop Purchaser and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree of any Governmental Entity, except as would not, individually or in the aggregate, prohibit, materially delay or materially and adversely affect such Backstop Purchaser’s performance of its obligations under this Agreement.

(j)            Consents and Approvals. No consent, approval, authorization or order of, or registration or filing with, any Governmental Entity is required to be obtained or made by the Backstop Purchaser for the execution and delivery by the Backstop Purchaser of this Agreement and the performance of and compliance by the Backstop Purchaser with all of the provisions hereof and the consummation of the transactions contemplated herein, except for any consent, approval, authorization, order, registration or filing which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely affect the Backstop Purchaser’s performance of its obligations under this Agreement.

(k)            Arm’s Length. The Backstop Purchaser acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to such Backstop Purchaser with respect to the transactions contemplated hereby. Additionally, without derogating from or limiting the representations and warranties of the Company, the Backstop Purchaser is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, except as specifically set forth in this Agreement. Without derogating from or limiting the representations and warranties of the Company, the Backstop Purchaser has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

(l)            Financial Suitability. The Backstop Purchaser has the financial ability and sufficient funds to make and complete the payment for all of the securities that it has committed to acquire hereunder and the availability of such funds will not be subject to the consent, approval or authorization of any Person(s).

4.            Additional Covenants of the Company. Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with the Backstop Purchaser and the Parent as set forth below.

(a)            Reasonable Best Efforts. The Company shall use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this Agreement and applicable laws to cooperate with the Backstop Purchaser and to consummate and make effective the transactions contemplated by this Agreement, including:

(i)            preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii)            defending any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii)            executing, delivering and filing, as applicable, any additional ancillary instruments, documents or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby.

(b)            Private Placement. The Company shall comply with all applicable federal and state securities laws in connection with the commencement and consummation of the Rights Offering. The Company shall not engage in general solicitation (within the meaning of Regulation D) in connection with the Rights Offering. Without limiting the foregoing, the Company shall ensure that the Rights Offering shall not be integrated with any other securities offering to be conducted by the Company or Parent in connection with the consummation of the Merger, including the registration of the Merger consideration with the SEC.

5.            Additional Covenants of the Backstop Purchaser. The Backstop Purchaser agrees with the Company and the Parent:

(a)            Reasonable Best Efforts. The Backstop Purchaser shall use its reasonable best efforts to take all actions, and do all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to cooperate with the Company and to consummate and make effective the transactions contemplated by this Agreement, including executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby, including:

(i)            preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii)            defending any lawsuits or other actions or proceedings to which the Backstop Purchaser has been named a party, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii)            executing, delivering and filing, as applicable, any additional ancillary instruments, documents or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby.

6.            Condition to the Obligations of the Backstop Purchaser. The obligations of the Backstop Purchaser hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of the following conditions (which may be waived in whole or in part by the Backstop Purchaser in its sole discretion): no action shall have been taken, no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering, the issuance and sale of securities in the Rights Offering to the Backstop Purchaser, or the consummation of the transactions contemplated by this Agreement or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering, the issuance and sale of securities in the Rights Offering to the Backstop Purchaser or the consummation of the transactions contemplated by this Agreement.

7.            Survival of Representations and Warranties and Indemnity. The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing Date, which covenants and agreements shall survive for the period provided in such covenants and agreements, if any, or until fully performed. This Section 7 shall in no way limit any party’s rights under U.S. Federal securities law.

8.            Termination.

(a)            This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(i)            by mutual written consent of the Company, the Parent and the Backstop Purchaser;

(ii)            by the Company, the Parent or the Backstop Purchaser if the Closing Date shall not have occurred by the date eight months following the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 8(a)(ii) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or prior to such date;

(b)            Upon termination under this Section 8, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (i) nothing contained herein shall release any party hereto from liability for any willful breach of this Agreement and (ii) the covenants and agreements made by the parties herein in Sections 4 through 17 will survive in accordance with Section 7.

9.            Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission, facsimile transmission (with confirmation), mailed by registered or certified mail (return receipt requested), or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a) If to the Company:

Molekule, Inc.
1301 Folsom Street
San Francisco, CA 94103
Attention: Jonathan Harris
Electronic mail: jonathan.harris@molekule.com

with copies to:

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attn: Cynthia Hess, Ethan Skerry & Jeremy Delman
E-mail: chess@fenwick.com. ekerry@fenwick.com. jdelman@fenwick.com

(b) If to the Backstop Purchaser:

Foundry Group Next, L.P.
645 Walnut Street
Boulder, Colorado 80302
Attention: Jason M. Lynch
Email: lynch@foundry.vc

with copies to:

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attn: Cynthia Hess, Ethan Skerry & Jeremy Delman
E-mail: chess@fenwick.com. ekerry@fenwick.com. jdelman@fenwick.com

(c) If to the Parent:

AeroClean Technologies, Inc.
10455 Riverside Dr.
Palm Beach Gardens, Florida 33410
Facsimile:
Attention:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor
New York, New York 10022
Facsimile: (212) 277-4001
Attention: Valerie Ford Jacob, Esq.
Electronic mail: Valerie.Jacob@freshfields.com

10.            Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except to an Affiliated Purchaser pursuant to Section 2(d). Notwithstanding the previous sentence, subject to the provisions of Section 2(d), this Agreement, and the Backstop Purchaser’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Backstop Purchaser to any Affiliate of such Backstop Purchaser over which such Backstop Purchaser or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided that any such assignee assumes the obligations of such Backstop Purchaser hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as such Backstop Purchaser. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the Backstop Purchaser of its obligations hereunder if such assignee fails to perform such obligations. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. Any Indemnified Persons shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.

11.            Prior Negotiations; Entire Agreement. This Agreement and the documents and instruments attached as exhibits to and referred to in this Agreement, constitutes the entire agreement of the parties with respect to the Rights Offering and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the transactions contemplated hereby.

12.            GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of New York and the United States of America located in the County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document to its respective address set forth in Section 9 shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

13.            Specific Performance. The Company, the Backstop Purchaser and the Parent each acknowledges that the rights of each party to this Agreement to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event any of the provisions hereof are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching party would have no adequate remedy at law) and the non-breaching party would be irreparably damaged. Accordingly, each party hereto agrees that each other party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions hereof and to enforce specifically this Agreement to the extent expressly contemplated herein or therein and the terms and provisions hereof in any legal proceeding, in addition to any other remedy to which such person may be entitled. Each party hereto agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in accordance with this Section 13 shall not be required to provide any bond or other security in connection with any such injunction.

14.            Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

15.            Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

16.            Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

17.            Publicity. The Company, the Parent and the Backstop Purchaser shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such releases) or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party or any governmental entity with respect thereto, except as may be required by law or by the request of any governmental entity and except that Parent may describe and/or file this Agreement in documents that it is required to file with the SEC.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

MOLEKULE, INC.

By:	/s/ Jonathan Harris
Name: Jonathan Harris
Title: Chief Executive Officer

FOUNDRY GROUP NEXT, L.P.

By:	FG Next GP, L.L.C., its general partner

By:	/s/ Brad Feld
Name: Brad Feld
Title: Authorized Signatory

AEROCLEAN TECHNOLOGIES, INC.

By:	/s/ Ryan Tyler
Name: Ryan Tyler
Title: Chief Financial Officer